UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2005

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

On November 2, 2005, Avon Products, Inc. (the “Company”) entered into a separation agreement and general release with Robert Toth in connection with the termination of Mr. Toth’s employment with the Company effective as of November 11, 2005 (the “Agreement”). The Agreement provides that Mr. Toth will be entitled to receive an aggregate of $1,040,000 in installments over twenty months beginning on June 1, 2006. No annual incentive bonus, long-term incentive award or performance cash plan award will be payable to Mr. Toth for 2005 or any subsequent years. The Agreement also provides that Mr. Toth’s supplemental retirement benefits under the Company’s Supplemental Executive Retirement Plan will be payable beginning in February 2008. Mr. Toth will receive credit for compensation and years of service from December 2005 through January 2008 under the Company’s Supplemental Executive Retirement Plan. Under the Agreement, Mr. Toth has agreed to be bound by restrictive covenants regarding, among others things, confidentiality, nonsolicitation of Company employees and customers and noncompetition. Mr. Toth has also provided a general release of claims in favor of the Company and related parties.

The foregoing does not constitute a complete summary of the terms of the Agreement, and reference is made to the complete text of the Agreement, which is attached hereto as Exhibit 10.1

Mr. Toth’s position will not be replaced.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Separation agreement and general release, dated as of November 2, 2005, between Avon Products, Inc. and Robert Toth

(Page 2 of 3 Pages)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: November 3, 2005

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation agreement and general release, dated as of November 2, 2005, between Avon Products, Inc. and Robert Toth.